EXHIBIT 10.12

                     WAUSAU-MOSINEE PAPER CORPORATION
                   DIRECTORS RETIREMENT BENEFIT POLICY


     Each person whose service as a member of the Board of Directors (a "Director") terminates on or after February 17, 1993 and after he has served as a Director for not less than five full calendar years (a "Retired Director") shall be entitled to receive a Director's Retirement Benefit in accordance with the following terms and conditions:

     (a) During the Benefit Period (as defined in paragraph (c)), on each date on which the Corporation pays Directors' fees consisting of the Directors' monthly retainer or a Board of Directors meeting fee to serving Directors, a Retired Director shall be paid a Director's Retirement Benefit. Payment of such Director's Retirement Benefit shall not be conditioned upon the attendance of the Retired Director at any meeting of the Board of Directors or the performance by the Retired Director of any services on behalf of the Corporation.

     (b) For purposes of this policy, a "Director's Retirement Benefit" shall be an amount equal to the monthly retainer or Board of Directors meeting fee, as applicable, to which a Director was entitled under the standard Directors' fee policy of the Corporation as of the date of the Retired Director's termination of service as a Director (the Retired Director's "Termination Date"); provided, however, that the number of payments of the Director's Retirement Benefit which is attributable to the payment of Board of Director meeting fees in any fiscal year of the Corporation shall not exceed the number of regularly scheduled meetings of the Board in the fiscal year in which the retired Director's Termination Date occurred. The Director's Retirement Benefit shall not include fees paid for attendance at Committee Meetings or any compensation paid to Directors other than the monthly retainer or Board of Directors meeting fee as herein described.

     (c) The "Benefit Period" shall mean the period which begins on the day next following the Retired Director's Termination Date and which ends on the first to occur of (1) the date which is (A) the same number of months subsequent to the Retired Director's Termination Date as is equal to (B) the number of whole or partial months during which the Retired Director served as a Director prior to his Termination Date and (2) the Retired Director's death. For purposes of determining the number of whole or partial months during which the retired Director served as a Director prior to his Termination Date, service as a director of Mosinee Paper Corporation (a "Mosinee Director") (1) prior to December 17, 1997 and (2) during any period in which such Mosinee Director was not also a director of the Corporation, shall be deemed to be service as a Director.

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     (d)  As of the date of Change of Control of the Corporation, as defined in the Directors' Deferred Compensation Plan as from time to time in effect, the Corporation shall pay the present value of all unpaid Director's Retirement Benefit payments to the Retired Director in a lump sum. The present value of such payments shall be based on
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     the assumption that the Retired Director shall serve as a Retired
     Director through the period described in paragraph (c)(1) and it shall be computed by reference to the 1983 Individual Annuity Mortality Table with an assumed interest rate equal to the "immediate annuity rate" as then in effect as determined by the Pension Benefit Guaranty Corporation and promulgated in Appendix B to 29 C.F.R. <section> 2619.65 or any successor regulation adopted for the same or substantially similar purpose.

     (e) Director's Retirement Benefits payable hereunder may not be voluntarily or involuntarily sold or assigned, and shall not be subject to any attachment, levy or garnishment. The Corporation shall not be obligated to reserve or otherwise set aside funds for the payment of retirement benefits under this policy and the rights of a Retired Director shall be only those with respect to an unsecured claim against the general assets of the Corporation. All amounts due a Retired Director shall be paid out of the general assets of the Corporation.

     (f) This policy may be terminated or amended at any time by resolution of the Board of Directors; provided, however, that neither an amendment nor the termination of this policy shall reduce the retirement benefits accrued by a Retired Director as of the date of such amendment or termination.

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